Exhibit 10.9.1

FIRST AMENDMENT TO

10% FIXED SECURED CONVERTIBLE PROMISSORY NOTE

THIS FIRST AMENDMENT TO 10% FIXED SECURED CONVERTIBLE PROMISSORY NOTE (this “Amendment”) is made and entered into this 16th day of November 2017, by and between HELIX TCS, INC. (the “Company”), and REDDIAMOND PARTNERS, LLC (“Lender”).

RECITALS

A.      The Company and the Lender are parties to a 10% Fixed Secured Convertible Promissory Note (the “Agreement”), signed February 13, 2017 in the face amount of $25,000.

B.       The Company and the Lender desire to amend the Agreement upon the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the recitals, the mutual covenants and agreements set forth herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Each party agrees that the “Principal Amount”, including accrued interest, is $38,440.97 as of the date of this Amendment.

2.       The definition of “Conversion Price” is deleted and replaced with the following:

“Conversion Price” shall be equal to a 40% discount to the lowest one-day Volume Average Weighted Price (“VWAP”) during the 30 trading days preceding such conversion.”

3.       The definition of “Maturity Date” is deleted and replaced with the following:

“Maturity Date” shall be the 6-month anniversary of the date of this Amendment.”

4.       The interest rate of the Agreement, effective on the Issuance Date, is 5% per annum.

5.       All references to prepayment are deleted and the parties agree that the Agreement is prepayable at any time at 110% of the unpaid principal and accrued interest.

6.       In the event the Company tenders payment in full on or before November 21, 2017, then the principal amount outstanding will be reduced by 15%.

7.       Except as specifically amended or modified by this Amendment, the terms and conditions of the Agreement shall remain unimpaired, unaffected and unchanged in every particular as set forth therein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement.

8.       This Amendment may be executed in several counterparts and delivered by electronic transmission, each of which shall be deemed an original, but which counterparts shall together constitute one and the same Amendment.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered as of the date first written above.

HELIX TCS, INC.

By:	/s/ Zachary L. Venegas, CEO
Zachary L. Venegas, CEO

LENDER:

REDDIAMOND PARTNERS, LLC

By:	/s/ Neil B Rock
Name:	Neil B Rock
Title:	Member